                                                                    Exhibit 10.2

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                     THIRD AMENDMENT TO E-COMMERCE AGREEMENT

     This Third Amendment to the E-Commerce Agreement dated as of August 10, 2001, by and between GSI Commerce Solutions, Inc. ("GSI"), Bluelight.com, LLC (the "Company") and Kmart Corporation ("Kmart") as amended by that certain Amendment dated December 14, 2001 and by that certain Amendment dated August 9, 2002 (collectively, "the Agreement") is made as of January 14, 2003. All capitalized terms not specifically defined herein shall have the meaning ascribed to them pursuant to the Agreement.

                                    RECITALS

     WHEREAS, GSI, the Company and Kmart entered into the Agreement pursuant to which GSI operates the Company Site; and

     WHEREAS, on January 22, 2002, Kmart and the Company and certain of their affiliates filed for bankruptcy protection in the United States Bankruptcy Court for the Northern District of Illinois Case No. 02-02474 (jointly administered).

     WHEREAS, GSI, the Company and Kmart desire to enter into this Third Amendment to the Agreement in order to clarify certain rights and obligations among them; and

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual obligations contained herein and in the Agreement, the Parties agree as follows:

     1. Section 7.3 (ii) as amended by the Second Amendment is hereby deleted from the Agreement and replaced with the following revised Section 7.3 (ii):

          "(ii) [*]"

     2. This Third Amendment is not intended, nor shall be construed, as an assumption of the Agreement, it being the intention of the parties that this Third Amendment merely modify the Agreement and not create a new postpetition contract. Kmart and the Company reserve all rights to assume or reject the Agreement, as modified by this Third Amendment. GSI reserves all rights under the Agreement as modified by this Third Amendment and applicable law.

     4. This Third Amendment may be executed on a facsimile copy and such facsimile shall be considered an original document when executed by the parties.

     5. Except as specifically amended herein, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused their duly authorized representatives to enter into this Third Agreement on the date first written above.

GSI Commerce Solutions, Inc.                  Bluelight.com, LLC


By:  /s/ Arthur H. Miller                     By:  /s/ Charles Thompson
   -------------------------------------         -------------------------------

Name: Arthur H. Miller                        Name: Charles Thompson

Title: Exec. V.P.                             Title: Divisional V.P.


Kmart Corporation


By: /s/ Michelle H. Gluck
    ------------------------------------

Name: Michelle H. Gluck

Title: Vice President - Associate G.C.